                                                                    EXHIBIT 4.17

Form of Face of Security.

     [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

           ..........................................................

   ..........................................................................

No. .........                                       $ ........

   Bankers Trust New York Corporation, a corporation duly organized and existing under the laws of the State of New York (herein called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to
 ..............................................., or registered assigns, the principal sum of ...................................... Dollars on
 ........................................................ [if the Security is to
bear interest prior to Maturity, insert -- , and to pay interest thereon from
 ............. or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ............ and
 ............ in each year, commencing ........., at the rate of ....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert -- , provided that any principal and premium, and any such installment of interest, that is overdue shall bear interest at the rate of ...% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security
(or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ....... or
 ....... (whether or not a Business Day), as the case may be, next preceding such
Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any

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

overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium that is not paid on demand shall bear interest at the rate of ......% per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

   Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at the office or agency of the Corporation maintained for that purpose in ............, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert -- ; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

   Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

   In Witness Whereof, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:


                          ......................................................

                           By...................................................

Attest:

 .........................................


Form of Reverse of Security.

   This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ............... (herein called the
"Indenture", which term shall have the meaning assigned to it in such instrument), between the Corporation and ..................., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities

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thereunder of the Corporation, the Trustee[, the holders of Senior Debt] and the
Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert -- , limited in aggregate principal amount to $...........].

   [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, [if applicable, insert --
(1) on ........... in any year commencing with the year ...... and ending with the year ...... through operation of the sinking fund for this series at a
Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert -- on or after .........., 19..], as a whole or in part, at the election of the Corporation, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert --
on or before ..............., ...%, and if redeemed] during the 12-month period beginning ............. of the years indicated,



                 Redemption        Redemption
        Year      Price     Year    Price
        ------  ----------  ----  ----------





and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

   [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on ............ in any year commencing with the year .... and ending with the year .... through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert -- on or after ............], as a whole or in part, at the election of the Corporation, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ............ of the years indicated,

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



               Redemption Price
                For Redemption     Redemption Price For
               Through Operation   Redemption Otherwise
                    of the        Than Through Operation
       Year      Sinking Fund      of the Sinking Fund
       ------  -----------------  ----------------------






and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

   [If applicable, insert -- Notwithstanding the foregoing, the Corporation may not, prior to ............., redeem any Securities of this series as contemplated by [if applicable, insert -- Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Corporation (calculated in accordance with generally accepted financial practice) of less than .....% per annum.]

   [If applicable, insert -- The sinking fund for this series provides for the redemption on ............ in each year beginning with the year ....... and ending with the year ...... of [if applicable, insert -- not less than
$.......... ("mandatory sinking fund") and not more than] $......... aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Corporation otherwise than through [if applicable, insert -- mandatory] sinking fund payments may be credited against subsequent [if applicable, insert -- mandatory] sinking fund payments otherwise required to be made [if applicable, insert -- , in the inverse order in which they become due].]

   [If the Security is subject to redemption of any kind, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

   [If the indebtedness evidenced by this security is subordinated, insert -- the indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, agrees that

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

each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Securities, shall be deemed conclusively to have relied on such provisions in acquiring, or in continuing to hold, such Senior Indebtedness. The Indenture also provides that if, upon the occurrence of certain events of bankruptcy or insolvency relating to the Corporation, there remains, after giving effect to such subordination provisions, any amount of cash, property or securities available for payment or distribution in respect of Securities (as defined in the Indenture, "Excess Proceeds"), and if, at such time, any Entitled Person has not received payment in full of all amounts due or to become due on or in respect of Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of Securities. This Security is also issued subject to the provisions of the Indenture regarding payments to Entitled Persons in respect of Other Financial Obligations. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination of this Security and payment of Excess Proceeds as provided in the Indenture, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. [For purposes of this Security, Existing Subordinated Indebtedness includes, in addition to that indebtedness listed in the Indenture, the following: [if subordinated securities have been issued since the date of the Indenture, insert their names here].]

   [If applicable, insert -- The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

   [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

   [If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Corporation's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   [If the indebtedness represented by this Security is senior, insert -- If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Holders of Securities may not enforce the Indenture or the securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the securities may waive an Event of Default and rescind any related declaration and also may direct the trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Event of Default if it determines that withholding such notice is in their interest. The Corporation must furnish an annual compliance certificate to the Trustee.]

   [If the indebtedness represented by this Security is subordinated insert -- "Events of Default" include any of certain events involving a bankruptcy, insolvency or reorganization of the Corporation. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Subordinated Securities may declare all the Subordinated Securities to be due and payable immediately. Holders of Subordinated Securities may not enforce the Indenture or the Subordinated Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Subordinated Securities. Subject to certain limitations, Holders of a majority in principal amount of the Subordinated Securities may waive an Event of Default and rescind any related and also may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Subordinated Securities notice of any continuing Event of Default if it determines that withholding notice is in their interest. The Corporation must furnish an annual compliance certificate to the Trustee.]

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   The Securities of this series are issuable only in registered form without coupons in denominations of $....... and any integral multiple thereof. As provided in the

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

Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

   All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                     ..........................................,
                                                                      As Trustee


                                     By.........................................
                                                              Authorized Officer

or, if an Authenticating Agent has been appointed pursuant to Section 614, in substantially the following form:

                                     ..........................................,
                                                                      As Trustee

                                     By.........................................
                                                            Authenticating Agent


                                     By.........................................
                                                              Authorized Officer



                                       8